SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2003

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   (949) 718-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

The Company’s outstanding medium-term notes due July 7, 2038, are subject to repayment at the option of the holders of the notes on July 7, 2003. The option exercise period expired on June 9, 2003, and no holders of the notes exercised their option to require repayment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.

Date: June 10, 2003	By:	/s/ MARK L. DESMOND
Name: Mark L. Desmond
Title: Senior Vice President and
Chief Financial Officer